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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of Lockheed Martin Corporation for the registration of $1 billion of debt securities and to the incorporation by reference therein of our report dated January 21, 2000, with respect to the consolidated financial statements of Lockheed Martin Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

Washington, D.C.
March 7, 2000